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                                                                     EXHIBIT 5.1
                              MANAGEMENT AGREEMENT



             This Management Agreement is made as of ____________, 1997 between PACIFIC INNOVATIONS TRUST, a Delaware Business Trust (herein called the "Company"), and Bank of America National Trust and Savings Association (herein called the "Manager").

             WHEREAS, the Company is registered as an open-end management investment company under the Investment Company Act of 1940 (the "1940 Act"); and

             WHEREAS, the Company wishes to retain the Manager under this Agreement to render investment advisory and management services to the portfolios of the Company known as the Money Market Fund, Managed Bond Fund, Capital Income Fund, Blue Chip Fund, Mid-Cap Equity Fund, Aggressive Growth Fund, and International Fund (the "Initial Funds", together with any other Company portfolios which may be established later and served by the Manager hereunder, being herein referred to collectively as the "Funds" and individually as a "Fund"); and

             WHEREAS, pursuant to a Distribution Agreement of even date herewith (the "Distribution Agreement") between the Company and BISYS Fund Services Limited Partnership (the "Distributor"), the Company has retained the Distributor to provide for the sale and distribution of shares of beneficial interest of each Fund (herein collectively called "Shares"); and

             WHEREAS, the Company desires to retain the Manager to provide all investment management and administrative services for the Funds required by applicable law, and the Manager is willing to render such services and is a bank exempt from registration and regulation under the Investment Advisers Act of 1940;

             NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties hereto agree as follows:

             1.      Appointment of Manager.

                     (A) The Company hereby appoints the Manager as manager of each Fund on the terms and for the period set forth in this Agreement and the Manager hereby accepts such appointment and agrees to perform the services and duties set forth herein on the terms herein provided. The Manager may, in its discretion, provide such services through its own employees or the employees of one or more affiliated companies that are qualified to provide such services to the Company under applicable law and are under the common control of BankAmerica Corporation, provided (i) that all persons, when providing services hereunder, are functioning as part of an organized group of persons,
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(ii) that such organized group of persons is managed at all times by authorized officers of the Manager, and (iii) the Manager remains obligated under Section
7 of this Agreement.

                     (B) In the event that the Company establishes one or more portfolios other than the Initial Funds with respect to which it desires to retain the Manager to render investment advisory and management services hereunder, it shall notify the Manager in writing. If the Manager is willing to render such services, it shall notify the Company in writing whereupon such portfolio or portfolios shall become a Fund or Funds hereunder.

             2. Administrative Services and Duties. Subject to the supervision and control of the Company's Board of Trustees, the Manager shall provide to the Company facilities, equipment, statistical and research data, clerical, accounting and bookkeeping services, internal auditing and legal services, and personnel to carry out all management services required for operation of the business and affairs of the Funds other than those services to be performed by any sub-adviser appointed by the Board of Trustees (each a "Sub-adviser" and collectively the "Sub-advisers"), those services to be provided by the Distributor pursuant to the Distribution Agreement, those services to be performed by PNC Bank, N.A. (the "Custodian"), pursuant to the Company's Custody Agreement, those services to be performed by PFPC Inc. ("PFPC") pursuant to the Company's Sub-Administration and Accounting Services Agreement, those services to be performed by Pacific Mutual Life Insurance Company ("Pacific Mutual") pursuant to the Company's Support Services Agreement, those services to be provided by Pacific Mutual pursuant to the Company's Transfer Agency Agreement, and those services normally performed by the Company's counsel and auditors.

                     (A) The Manager's oversight responsibilities shall include:

                              (1)     Overseeing the performance of each
             Sub-adviser under its Sub-Advisory Agreement with respect to the Funds;

                              (2)     Overseeing the performance of the
             Custodian under the Custody Agreement with respect to the Funds;

                              (3) Overseeing the performance of PFPC under Sub-Administration and Accounting Services Agreement with respect to the Funds; and

                              (4) Overseeing the performance of Pacific Mutual pursuant to the Support Services Agreement and Transfer Agency Agreement with respect to the Funds.

                     (B) The Manager's other responsibilities shall include without limitation the following services:





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                              (1)     Providing a facility to receive purchase
             and redemption orders for Shares via toll-free telephone lines;

                              (2) Making available information concerning each Fund to its shareholders; distributing written communications to each Fund's shareholders such as periodic listings of each Fund's securities, annual and semi-annual reports, and prospectuses and supplements thereto; and handling shareholder problems and calls relating to administrative matters; and

                              (3) Providing and supervising the services of employees whose principal responsibility and function shall be to preserve and strengthen each Fund's relationships with its shareholders.

                     (C) The Manager shall assure that persons are available to transmit redemption requests for Shares to the Company's transfer agent as promptly as practicable.

                     (D) The Manager shall assure that persons are available to transmit orders accepted for the purchase of Shares to the transfer agent of the Company as promptly as practicable.

                     (E) The Manager shall participate in the periodic updating of the Funds' prospectuses and statements of additional information and shall accumulate information for and, subject to approval by the Company's Treasurer and legal counsel, coordinate the preparation, filing, printing and dissemination of reports to the Funds' shareholders and the Securities and Exchange Commission (the "Commission"), including but not limited to annual reports and semi-annual reports on Form N-SAR, notices pursuant to Rule 24f-2 and proxy materials pertaining to the Funds, and any supplements to any of the foregoing.

                     (F) The Manager shall calculate dividends and capital gain distributions to be paid by each Fund in conformity with subchapter M and
Section 817(h) of the Internal Revenue Code of 1986, as amended.

                     (G) The Manager shall pay all costs and expenses of maintaining the offices of the Company, wherever located, and shall arrange for payment by the Company of all expenses payable by the Company.

                     (H) The Manager, after consultation with legal counsel for the Company, shall determine the jurisdictions in which the Shares shall be registered or qualified for sale, if any, and, in connection therewith, shall be responsible for the maintenance of the registration or qualification of the Shares for sale under the securities





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laws of any such state.  Payment of any Share registration fees and any fees for qualifying or continuing the qualification of the Company shall be made by the Company.

                     (I) The Manager shall maintain such other books and records with respect to the Funds as may be required by law or may be required for the proper operation of the business and affairs of the Funds, other than those required to be maintained under any Sub- Advisory Agreements to which the Company is a party, the Custodian Agreement, the Sub-Administration and Accounting Services Agreement, the Support Services Agreement and the Transfer Agency Agreement, and by the Manager under Section 3 of this Agreement.
Without limiting the foregoing, the Manager shall be responsible for the proper maintenance of the records to be maintained by the Company, throughout the term of this Agreement.

                     (J) The Manager shall prepare the Funds' federal, state and local income tax returns.

                     (K) The Manager shall prepare and, subject to approval of the Company's Treasurer, disseminate to the Company's trustees each Fund's quarterly financial statements and schedules of investments, and shall prepare such other reports relating to the business and affairs of the Funds (not otherwise appropriately prepared by the Company's counsel, auditors or other Company service providers) as the officers and trustees of the Company may from time to time reasonably request in connection with performance of their duties.

                     (L) The Manager shall assist the Custodian, Transfer Agent, counsel and auditors as required to carry out the business and operations of the Funds.

             3. Investment Services and Duties. Subject to the supervision of the Company's Board of Trustees, the Manager shall provide a continuous investment program for the Funds, including investment research and management with respect to all securities and investments and cash equivalents in the Funds. The Manager shall determine from time to time what securities and other investments will be purchased, retained or sold by the Company with respect to each Fund. The Manager shall provide the services under this
Section 3 in accordance with the Funds' investment objectives, policies and restrictions as stated in the Funds' then current registration statement and resolutions of the Company's Board of Trustees and all applicable state and federal law or rules.

                     (A) The Manager shall use the same skill and care in providing services under this Section 3 as it uses in providing services to fiduciary accounts for which it has investment responsibilities.





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                     (B)      The Manager shall place all orders for the
purchase and sale of portfolio securities for the account of the each Fund with brokers or dealers selected by the Manager. In executing portfolio transactions and selecting brokers or dealers, the Manager will use its best efforts to seek on behalf of each Fund the best overall terms available. In assessing the best overall terms available for any transaction the Manager shall consider all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker or dealer to execute a particular transaction, the Manager may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to the Fund and/or other accounts over which the Manager or any affiliate of the Manager exercise investment discretion. The Manager is authorized, subject to the prior approval of the Company's Board of Trustees, to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for any Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Manager determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of that particular transaction or in terms of the overall responsibilities of the Manager to that Fund and to the Company. In no instance may portfolio securities be purchased from or sold to the Manager, any sub-adviser, or an affiliated person of any of them acting as principal or as broker, except as permitted by law. In executing portfolio transactions for the Funds the Manager may, to the extent permitted by applicable laws and regulations, but shall not be obligated to, aggregate the securities to be sold or purchased with those of other investment portfolios and its other clients where such aggregation is not inconsistent with the policies set forth in the Company's registration statement. In such event, the Manager shall allocate the securities so purchased or sold, and the expenses incurred in the transaction, in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Funds and such other clients.

                     (C) In performing the investment advisory services hereunder, the Manager is authorized to purchase, sell or otherwise deal with securities or other instruments for which (i) the Manager or any Sub-adviser,
(ii) any affiliate of the Manager or any Sub-adviser, (iii) an entity in which the Manager or any Sub-adviser has a direct or indirect interest, and (iv) another member of a syndicate or other intermediary (where an entity referred to in (i), (ii) or (iii) above was a member of the syndicate), has acted, now acts or in the future will act as an underwriter, syndicate member, market-maker, dealer, broker or in any other similar capacity, whether the purchase, sale or other dealing occurs during the life of the syndicate or after the close of the syndicate, provided such purchase, sale or dealing is permitted under the 1940 Act and the rules thereunder. Insofar as permitted by law, any rules of or under applicable law prohibiting





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or restricting in any way an agent or fiduciary from dealing with itself or from dealing with respect to any matter in which it may or does have a personal interest shall not apply to the Manager, to the extent its actions are authorized under this paragraph.
                     (D) The Manager shall maintain books and records with respect to the securities transactions of the Company, and furnish the Company's Board of Trustees such periodic and special reports as the Board may request.

                     (E) The Manager shall maintain a policy and practice of conducting its investment advisory operations independently of its commercial banking operations. When the Manager makes investment recommendations for a Fund, its investment advisory personnel shall not inquire or take into consideration whether the issuer of securities proposed for purchase or sale for the Fund's account are customers of its commercial department. In dealing with commercial customers, the Manager's commercial department shall not inquire or take into consideration whether securities of those customers are held by the Funds except as required by law.

                     (F) The Manager shall review, monitor and report to the Board of Trustees regarding the performance and investment practices, strategies, and procedures of the Manager and any Sub-adviser appointed by the Board of Trustees, and shall assist and consult with any Sub-adviser in connection with the Fund's continuous investment program.

             4. Compliance with Governing Instruments and Laws. In performing its duties as Manager for the Funds, the Manager shall act in conformity with the Company's Declaration of Trust, Bylaws, prospectuses and statements of additional information, and the instructions and directions of the Board of Trustees of the Company. In addition, the Manager shall conform to and comply with the requirements of the 1940 Act, the Rules and Regulations of the Commission, and all other applicable federal or state laws and regulations, including, but not limited to, Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code") and Section 817(h) of Subchapter L of the Code.

             5. Services Not Exclusive. The Manager shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Board of Trustees from time to time, have no authority to act for or represent the Company in any way or otherwise be deemed its agent. The services furnished by the Manager hereunder are not deemed exclusive, and the Manager shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.

             6. Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Manager hereby agrees that all records which it maintains for the Company are the property of the Company and further agrees to surrender promptly to





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the Company any such records upon the Company's request.  The Manager agrees to obtain all Company records held by any subcontractor upon the termination of such subcontractor. The Manager further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act. The Company shall have the right to inspect, audit or request copies of any and all records pertaining to this Agreement.

             7. Subcontractors. It is understood that the Manager may from time to time employ or associate with itself such person or persons as the Manager may believe to be particularly fitted to assist in the performance of this Agreement; provided, however, that the compensation of such person or persons shall be paid to the Manager. Without limiting the generality of the foregoing, it is understood that the Manager and the Company intend to enter into an agreement with PFPC under which PFPC will provide certain administration services to the Company ("subadministration services"), and that the Manager shall pay PFPC for the provision of such subadministration services. It is understood that the Manager shall be as fully responsible to the Company for the acts and omissions of any subcontractor as it is for its own acts and omissions. It is also understood that the Manager and the Company intend to enter into an agreement with PFPC under which PFPC will provide certain accounting, bookkeeping, pricing and dividend distribution calculation services ("accounting services") with respect to the Funds, and that the Funds shall pay PFPC for the provision of such accounting services.

             8. Expenses Assumed as Manager. Except as otherwise stated in this Agreement, the Manager shall pay all expenses incurred by it in performing its services and duties hereunder as Manager including the fees of any subadviser and the cost of any independent pricing service used in connection with the Funds (other than the cost of securities purchased for the Company). The Company shall bear other expenses incurred in the operation of the Funds, including without limitation taxes, interest, brokerage fees and commissions, if any, fees of trustees who are not officers, directors, partners, employees or holders of 5 percent or more of the outstanding voting securities of the Manager or any of its affiliates, Commission fees, charges of custodians, transfer and dividend disbursing agents' fees, certain insurance premiums, outside auditing and legal expenses, costs of maintaining trust existence, costs of preparing and printing prospectuses or any supplements or amendments thereto necessary for the continued effective registration of the Shares under federal or state securities laws, costs of printing and distributing any prospectus, supplement or amendment thereto for existing shareholders of the Funds described therein, costs of shareholders' reports and meetings, and any extraordinary expenses.

             9. Compensation. For the services provided and the expenses assumed pursuant to this Agreement, the Company shall pay the Manager a fee, computed daily and payable monthly, at the following annual rates of the average net assets of each Fund: Money Market Fund - .22%; Managed Bond Fund -
 .37%; Capital Income Fund -





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 .48%; Mid-Cap Equity Fund - .53%; Blue Chip Fund - .53%; Aggressive Growth Fund
- .61%; and International Fund - .66%. Such fee as is attributable to each Fund shall be a separate (and not joint or joint and several) obligation of each such Fund. Notwithstanding anything to the contrary herein, if in any fiscal year the aggregate operating expenses of any Fund, other than interest, taxes, brokerage commissions and extraordinary expenses, exceed the following expense limitations, the Company may deduct from the fees to be paid pursuant to this Agreement, or the Manager shall bear such excess, to the extent of its management fees with respect to such Fund for such year less 0.02% of the average net assets of the Fund for such year: Money Market Fund - .60%; Managed Bond Fund - .75%; Capital Income Fund - .87%; Blue Chip Fund - .94%; Mid-Cap Equity Fund - .94%; Aggressive Growth Fund - 1.03%; and International Fund - 1.24%. Such deduction or payment, if any, will be estimated and accrued daily and paid on a monthly basis.

             10. Confidentiality. The Manager shall treat confidentially and as proprietary information of the Company all records and other information relative to the Company and prior or present shareholders or those persons or entities who respond to the Distributor's inquiries concerning investment in the Company, and shall not use such records and information for any purpose other than performance of its responsibilities and duties hereunder or under any other agreement with the Company except after prior notification to and approval in writing by the Company, which approval shall not be unreasonably withheld and may not be withheld where the Manager may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Company. Nothing contained herein, however, shall prohibit the Manager from advertising to or soliciting the public generally with respect to other products or services, including, but not limited to, any advertising or marketing via radio, television, newspapers, magazines or direct mail solicitation, regardless of whether such advertisement or solicitation may coincidentally include prior or present Company shareholders or those persons or entities who have responded to inquiries with respect to the Funds.

             11. Limitations of Liability. Subject to the provisions of this Agreement concerning the Manager's responsibilities for the acts and omissions of persons employed or associated with the Manager, the Manager shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Company or by any Fund in connection with the matters to which this Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. Any person, even though also an officer, director, employee or agent of the Manager, who may be or become an officer, director, employee or agent of the Company, shall be deemed, when rendering services to the Company or to any Fund, or acting on any business of the Company or of any Fund (other than services or business in connection





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with the Manager's duties as Manager hereunder or under any other agreement with the Company) to be rendering such services to or acting solely for the Company or Fund and not as an officer, director, employee or agent or one under the control or direction of the Manager even though paid by the Manager.

             The Manager acknowledges and agrees that the Declaration of Trust of the Company provides that the Trustees of the Company and the officers of the Company executing this Agreement on behalf of the Company shall not be personally bound hereby or liable hereunder, nor shall resort be had to their private property or the private property of the shareholders of the Company for the satisfaction of any claim or obligation under this Agreement.

             12. Duration or Termination. This Agreement shall become effective as of the date first written above and, unless sooner terminated as provided herein, shall continue until __________, 1999. Thereafter, this Agreement will be extended with respect to a particular Fund for successive one-year periods ending on October 31st of each year, provided each such extension is specifically approved at least annually (a) by vote of a majority of those members of the Company's Board of Trustees who are not interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Company's Board of Trustees or by vote of a majority of the outstanding voting securities of such Fund. This Agreement may be terminated by the Company at any time with respect to any Fund, without the payment of any penalty, by vote of a majority of the entire Board of Trustees of the Company or by a vote of a majority of the outstanding voting securities of such Fund on 60 days' written notice to the Manager, or by the Manager at any time, without the payment of penalty, on 60 days' written notice to the Company. This Agreement will immediately terminate in the event of its assignment. As used in this Agreement, the terms "majority of the outstanding voting securities," "interested persons" and "assignment" shall have the same meanings as such terms have in the 1940 Act.

             13. Names. The name "Pacific Innovations Trust, a Delaware Business Trust" refers to the trust created and the trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated September 25, 1996, as amended, which is hereby referred to and a copy of which is on file at the principal office of the Company. The trustees, officers, employees and agents of the Company shall not personally be bound by or liable under any written obligation, contract, instrument, certificate or other interest or undertaking of the Company made by the trustees or by an officer, employee or agent of the Company, in his or her capacity as such, nor shall resort be had to their private property for the satisfaction of any obligation or claim thereunder. All persons dealing with any series or class of shares of the Company may enforce claims against the Company only against the assets belonging to such series or class.





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             14.     Notices.  Notices of any kind to be given to the Company
hereunder by the Manager shall be in writing and shall be duly given if mailed or delivered to the Company at the following:

                     Pacific Innovations Trust, a
                     Delaware Business Trust
                     c/o PFPC Inc.
                     103 Bellevue Parkway
                     Wilmington, Delaware  19809

                     With a copy to:

                     Cathy O'Kelly, Esq.
                     Vedder, Price, Kaufman & Kammholz
                     222 N. LaSalle, 26th Floor
                     Chicago, Illinois  60695

or at such other address or to such individual as shall be so specified by the Company to the Manager. Notices of any kind to be given to the Manager hereunder by the Company shall be in writing and shall be duly given if mailed or delivered to the Manager at:

                     Bank of America National Trust and
                     Savings Association
                     555 South Flower Street
                     Los Angeles, California 90071
                     Attn:  Debra McGinty-Poteet

                     With a copy to:

                     Bank of America National Trust and Savings Association 555 California Street, Eighth Floor
                     San Francisco, California  94104
                     Attn:  Jay Gould, Esq.

or at such other address or to such individual as shall be so specified by the Manager to the Company.

             15. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. Subject to the provisions of





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Section 12 hereof, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by Delaware law (without regard to principles of conflicts of law); provided, however, that nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or regulation of the Commission thereunder.

             IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                      PACIFIC INNOVATIONS TRUST, A
                                      DELAWARE BUSINESS TRUST


                                      By:      ________________________________

                                               ________________________________
                                               President


Attest: ________________________________

        ________________________________
                     Secretary

                                      BANK OF AMERICA NATIONAL TRUST AND
                                      SAVINGS ASSOCIATION


                                      By:      ________________________________

                                               ________________________________

                                               (title) ________________________


Attest: ________________________________

        ________________________________

       (title) _________________________




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